                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6 (e) (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-II(c) or Rule 14a-12

                              IRT PROPERTY COMPANY
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

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


                              IRT PROPERTY COMPANY
                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339


        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 18, 1998

To the Shareholders of IRT Property Company:

         The Annual Meeting of Shareholders (the "Annual Meeting") of IRT Property Company, a Georgia corporation (the "Company"), will be held at the Cobb Galleria Centre, Two Galleria Parkway, Room 105, Atlanta, Georgia, on Thursday, June 18, 1998, at 10:00 a.m. local time, for the following purposes:

                  1. To elect seven directors to serve until the annual meeting of shareholders in 1999 or, in the case of each director, until his or her successor is duly elected and qualified;

                  2. To approve the IRT Property Company 1998 Long-Term Incentive Plan; and

                  3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only shareholders of record at the close of business on May 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

         The Company's Proxy Statement is enclosed. The Company's Annual Report for the fiscal year ended December 31, 1997, was mailed to shareholders on April 22, 1998.


                                    By Order of the Board of Directors


                                    W. BENJAMIN JONES III
                                    Executive Vice President


Atlanta, Georgia
May 15, 1998

YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR WISHES. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                              IRT PROPERTY COMPANY

                        200 GALLERIA PARKWAY, SUITE 1400
                             ATLANTA, GEORGIA 30339

                              --------------------



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                   JUNE 18, 1998 AND ANY ADJOURNMENTS THEREOF

                             ----------------------



          APPROXIMATE DATE PROXY MATERIALS FIRST SENT TO SHAREHOLDERS:
                                  MAY 15, 1998

GENERAL INFORMATION

         The enclosed proxy is solicited by the Board of Directors of IRT Property Company (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. local time at the Cobb Galleria Centre, Two Galleria Parkway, Room 105, Atlanta, Georgia, on June 18, 1998, and any adjournments or postponements thereof (the "Annual Meeting"). The enclosed proxy is revocable at any time before its exercise at the Annual Meeting by (i) written notice to the Executive Vice President of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with directions given. Shareholders may vote in favor of all nominees for election as directors to serve until the annual meeting of shareholders in 1999, withhold their votes as to all nominees, or withhold their votes as to specific nominees. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the election of all nominees.

         As of May 6, 1998 (the "Record Date"), 32,931,557 shares of Company common stock, $1.00 par value (the "Common Stock"), were outstanding. Each outstanding share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date are entitled to vote or to execute proxies with respect to the Annual Meeting. No shares of the Company's preferred stock, $1.00 par value (the "Preferred Stock"), were outstanding as of the Record Date.

         Pursuant to the Company's Articles of Incorporation and By-Laws, the holders of shares entitled to cast a majority of the votes on the matters at issue at the Annual Meeting, present in person or by proxy, will constitute a quorum. For the purpose of determining a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when shares held by brokers or nominees for beneficial owners are voted on some matters, but not on others.

                              ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

         The Board of Directors is elected at each annual meeting of shareholders for a one-year term. Seven incumbent directors have been nominated and have agreed to serve as directors if elected. Mr. James H. Nobil, a Company director, retired on May 5, 1998 and will not stand for reelection at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DONALD W. MACLEOD; THOMAS H. MCAULEY; MARY M. THOMAS; PARTICK L. FLINN; HOMER B. GIBBS, JR.; SAMUEL
W. KENDRICK; AND BRUCE A. MORRICE AS DIRECTORS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1999 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK CAST AT THE ANNUAL MEETING IS REQUIRED WITH RESPECT TO THE ELECTION OF THE NOMINEES. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS.

CERTAIN INFORMATION CONCERNING NOMINEES AND NAMED EXECUTIVE OFFICERS

         The following table sets forth the name and age of each nominee for election to the Board of Directors of the Company and information as of April 1, 1998 regarding the beneficial ownership of the Company's Common Stock by each director of the Company, by the Named Executive Officers (as hereinafter defined), and by all directors and executive officers as a group. The amounts shown are based upon information furnished by the individuals named. Management is not aware of any person that beneficially owns 5% or more of the Company's Common Stock.

                                                                       COMPANY SHARES
                                                                            OWNED            PERCENTAGE OF
                                                                       BENEFICIALLY AND       OUTSTANDING
            NAME                           CURRENT POSITION WITH     NATURE OF BENEFICIAL    SHARES OWNED
      (DIRECTOR SINCE)             AGE            COMPANY                OWNERSHIP(L)       BENEFICIALLY(L)
      ----------------             ---            -------                ------------       ---------------
NOMINEES
Donald W. MacLeod (2)              72       Chairman of the Board          120,080  (5)           (8)
(1969)
Thomas H. McAuley (2)              53       President and Chief             98,050  (6)           (8)
(1987)                                        Executive Officer,
                                              Director
Mary M. Thomas (2)                 51       Executive Vice President        82,128  (6)           (8)
(1994)                                        and Chief Financial
                                              Officer, Director
Patrick L. Flinn                   56       Director                         2,250  (6)           (8)
(1997)
Homer B. Gibbs, Jr. (3) (4)        66       Director                        31,216  (6) (7)       (8)
(1976)
Samuel W. Kendrick (2) (4)         58       Director                         7,940  (6)           (8)
(1993)
Bruce A. Morrice (2) (3) (4)       64       Director                        17,762  (6) (7)       (8)
(1986)

OTHER NAMED EXECUTIVE OFFICERS
W. Benjamin Jones III              48       Executive Vice President        64,028  (6)           (8)
Robert E. Mitzel                   49       Executive Vice President        63,722  (6) (7)       (8)

ALL DIRECTORS, NOMINEES, AND
EXECUTIVE OFFICERS
(13 PERSONS) AS A GROUP                                                611,9621.84% (9)

     -------------

(1) The amounts and percentages of the Company's Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated.

(2)      Member of the Executive Committee.

(3)      Member of the Audit Committee.

(4) Member of the Compensation Committee. The Compensation Committee also acts as the Stock Option Committee.

(5) This amount includes 7,233 shares owned by Mr. MacLeod's wife. Mr. MacLeod is deemed to be the beneficial owner of such shares under the regulations of the SEC, but he disclaims such beneficial ownership.

(6) The number of shares reflected as being owned includes 80,800 shares for Mr. McAuley; 53,800 shares for Ms. Thomas; 1,250 shares for Mr. Flinn; 11,250 shares each for Messrs. Gibbs and Morrice; 6,250 shares for Mr. Kendrick, 51,718 shares for Mr. Jones; and 52,675 shares for Mr. Mitzel, which each has the right to acquire pursuant to the Company's Stock Option Plan.

(7) The number of shares reflected as being beneficially owned by Mr. Morrice includes 2,966 shares owned by a marital trust, over which he has no voting or investment power; and with regard to Messrs. Gibbs and Mitzel includes 2,500 and 392 shares, respectively, owned by their wives. Messrs. Morrice, Gibbs, and Mitzel are deemed to be beneficial owners of such shares under the regulations of the SEC, but they disclaim such beneficial ownership.

(8)      Less than 1%.

(9) This amount includes 270,293 shares which the Company's executive officers have the right to acquire and 30,000 shares which the Company's non-management directors have the right to acquire pursuant to the Company's Stock Option Plan. Additionally, this amount includes 10,125 shares owned by spouses of the directors and executive officers and 2,966 shares owned by trusts. The directors and executive officers are deemed to be the beneficial owners of such shares under the regulations of the SEC, but they disclaim beneficial ownership in such shares. This amount also includes 50,875 shares beneficially owned as of April 1, 1998, by Lee A. Harris, Senior Vice President and Secretary of the Company, who died April 16, 1998, and 40,601 shares beneficially owned by Mr. James H. Nobil, who is not standing for reelection as a director.

COMMITTEES OF THE BOARD OF DIRECTORS, MEETINGS AND COMPENSATION OF DIRECTORS

         In accordance with the By-Laws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee (which also serves as a Stock Option Committee). The members of these Committees are indicated in the preceding section of this Proxy Statement.

         The Executive Committee may exercise the powers of the Board of Directors except with respect to a limited number of matters which include (i) amending the Articles of Incorporation or the By-Laws of the Company, (ii) adopting a plan of merger or consolidation, (iii) the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Company, and (iv) a voluntary dissolution of the Company or a revocation thereof. The Executive Committee may also serve as a Nominating Committee which serves the limited purpose of nominating persons to serve as directors of the Company. The full Board of Directors, however, currently acts as the Nominating Committee and, as such, nominated the seven persons named in the foregoing table. No recommendations were submitted by shareholders with respect to the nomination of directors, and the Nominating Committee has no policy with respect to whether or not it would consider such recommendations by shareholders. The Executive Committee held one meeting during 1997.

         The Audit Committee, composed entirely of outside directors, approves any transactions involving related parties, recommends to the Board of Directors the engagement of the independent auditors of the Company, and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met once in 1997.

         The Compensation Committee, composed entirely of outside directors, determines the salary and other compensation to be paid to the executive officers of the Company. It also acts as the Stock Option Committee and is responsible for the administration of the Company's Stock Option Plan. The Compensation Committee met once in 1997.

         During the Company's fiscal year ended December 31, 1997, the Company's Board of Directors held eight meetings. All of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 1997.

         The Company's policy regarding the compensation of directors is to pay directors who are not also employees of the Company a retainer fee of $1,000 per month; $1,000 plus expenses for each Board meeting attended; and $500 plus expenses for each Executive Committee, Audit Committee or Compensation Committee meeting attended. Directors' fees in 1997 aggregated $94,500, a portion of which was deferred. In addition, under the Company's 1989 Stock Option Plan, each non-employee director receives nonqualified stock options to purchase 1,250 shares of the Company's Common Stock upon his or her election and each annual re-election to the Board.

         On December 22, 1995, the Company adopted the IRT Property Company Deferred Compensation Plan for Outside Directors. Such plan allows non-employee directors to defer retainer and/or meeting fees to the earlier of the date selected by the director or the date the director ceases to be a board member. Any such fees deferred will accrue interest monthly at an annual rate based on 13-week Treasury Bills. During 1997, $26,000 in fees were deferred in accordance with this plan.

         There is no family relationship between any of the directors and/or executive officers of the Company.

PRINCIPAL OCCUPATIONS OF NOMINEES FOR ELECTION DURING THE PAST FIVE YEARS

         The principal occupations during the past five years of the nominees for election as directors of the Company are as follows:

         Mr. MacLeod has been Chairman of the Board of Directors of the Company since its inception in 1979 and was Chief Executive Officer from June 1979 to January 1, 1997. He also served as President from June 1979 to October 1995. He previously served as President and Managing Trustee of the Company's predecessor, Investors Realty Trust. He is a director of Abrams Industries, Inc., a real estate development and contracting company, and a member of the American Institute of Real Estate Appraisers ("M.A.I."). Mr. MacLeod retired from the day-to-day operations of the Company on June 30, 1997.

         Mr. McAuley has been President of the Company since October 1, 1995 and was named Chief Executive Officer of the Company on January 1, 1997. He was regional partner of Faison Associates, Inc. ("Faison"), a real estate development and management company headquartered in Charlotte, North Carolina, from May 1993 through September 1995. From June 1988 to May 1993, he served as Chairman and Chief Executive Officer and part owner of Ewing Southeast Realty, Inc. ("Ewing"), an Atlanta, Georgia real estate company. Faison purchased Ewing on May 1, 1993, the date Mr. McAuley became a Faison partner. Prior to 1988, Mr. McAuley held various senior management positions, including serving as President and a director of Ewing and Johnstown Mortgage Company, an Atlanta mortgage banking company.

         Ms. Thomas has been Executive Vice President of the Company since May 1991 and Chief Financial Officer of the Company or its predecessor, Investors Realty Trust, since 1976. She served as Senior Vice President from May 1987 to May 1991 and Vice President from 1981 to 1987.

         Mr. Flinn is currently occupied as a private investor and serves as a director of Metrotrans Corporation. He retired from BankSouth Corporation after serving as Chairman and Chief Executive Officer from August 1991 to January 1996.

         Mr. Gibbs is currently occupied as a private investor. He retired as Vice Chairman of Mid-South Financial Corporation, a Nashville, Tennessee mortgage banking firm, on January 1, 1994, a position he held since 1986. He was President of Gibbs and Company, a Nashville, Tennessee mortgage banking firm, from 1965 through 1986.

         Mr. Kendrick retired from Ruddick Investment Company ("RIC") after serving as President from November 1994 to April 1998. RIC, an affiliate of Harris Teeter, Inc. ("Harris Teeter"), is involved in real estate development and venture capital investment. Mr. Kendrick served as Executive Vice President of Harris Teeter, a supermarket chain with principal executive offices in Charlotte, North Carolina, from July 1992 to October 1994. He was Senior Vice President/Finance and Administration for Harris Teeter from October 1989 to 1992, Vice President/ Real Estate and Construction from February 1986 to 1989, and Vice President/Real Estate from February 1984 to 1986.

         Mr. Morrice is Managing Director of Morrice Financial Corp., a Dallas, Texas real estate finance and investment firm. He was President of Lion Service Corp., a Dallas, Texas service corporation of Federated Savings and Loan, engaged in the origination and servicing of loans and real estate investment mortgage banking, from 1983 to 1987. He was President of Morrice Financial Corp. from 1977 until 1985.

EXECUTIVE OFFICERS

         In addition to Thomas H. McAuley, President and Chief Executive Officer, and Mary M. Thomas, Executive Vice President and Chief Financial Officer, the executive officers of the Company are as follows:

         Mr. W. Benjamin Jones III has been Executive Vice President of the Company since May 1994. He served as Senior Vice President from May 1987 to May 1994 and Secretary of the Company or its predecessor, Investors Realty Trust, from 1977 to May 1992, and Vice President from 1981 to 1987.

         Mr. Robert E. Mitzel has been Executive Vice President of the Company since May 1994. He served as Senior Vice President from May 1991 to May 1994 and Vice President from January 1988 to May 1991.

         Mr. Daniel F. Lovett, age 51, was employed by the Company in October 1994 as Vice President and Director of Construction and was promoted to Senior Vice President in February 1998. From 1979 to September 1994, he was with Southeast Shopping Centers Corp., a South Florida neighborhood and community shopping center developer, serving as Vice President and Director of Development.

         Mr. R. Kip Marshall, age 48, was employed by the Company in March 1998 as Senior Vice President. From 1996 to 1997, he was employed as an Asset Manager for Bullock, Terrell & Mannelly, a full service real estate firm based in Atlanta, Georgia, and from 1991 to 1995, he served as Vice President of Travelers Realty Investment Company.
         The executive officers are elected by and serve at the pleasure of the Board of Directors.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

         The Compensation Committee, composed entirely of outside directors, determines the salary and other compensation to be paid to the executive officers of the Company. The Compensation Committee typically reviews the salary of each executive officer once each year at its November meeting. At that meeting, the Compensation Committee, acting as a Stock Option Committee, also usually determines the individuals to whom incentive stock options are to be awarded and the number of shares for which options are to be granted.

         The Company's executive compensation program has three primary objectives:

         - Reward executives for long-term management focus and the enhancement of shareholder value.

         - Attract and retain key executives critical to the long-term success of the Company.

         -        Support the achievement of desired Company performance.

         In determining the compensation to be paid to the executive officers of the Company, the Compensation Committee considers compensation paid to other executives performing similar jobs within the industry. Some of the companies considered by the Compensation Committee are included in the NAREIT All REIT Index included in the Comparative Stock Performance section of this Proxy Statement. In addition, the members of the Compensation Committee rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity. In these comparisons the Compensation Committee strives to fix the compensation of the Company's executive officers in the middle of the class of comparable companies. The members also consider the performance of the Company and the merits of the individual under consideration. The members will use their discretion to set executive compensation where in their judgment external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

         The Company's executive officer compensation program is comprised of base salary, year-end additional cash compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance generally available to all employees of the Company.

Base Salary

         The Chief Executive Officer recommends to the Compensation Committee the base salary levels for the Company's executive officers (other than the Chief Executive Officer) based on his evaluation of individual experience and performance, on his review of employee evaluation reports prepared by certain of the executive officers and in his subjective discretion on the overall operating performance of the Company. Base salary levels are then set in the discretion of the Compensation Committee after consideration of the foregoing recommendations. The Compensation Committee members also have access to salary levels of executive officers of other companies within the industry which they may consult.

401(k) Plan, Year-End Additional Cash Compensation, and Certain Employment Agreements

         During 1980 the Board of Directors approved and adopted a pension program for the employees of the Company. The program included a noncontributory pension plan for all employees of the Company, under which the Company accrued and funded pension costs each year equal to 12% of employees' annual base salaries, and each employee became "vested" with respect to his or her accumulated pension account at the rate of 20% per year, with full "vesting" upon completion of five years of service with the Company. Effective June 30, 1990, the Board of Directors elected to terminate the pension plan.

         Upon termination of the pension plan, the Board of Directors determined that it would be appropriate to substitute in lieu thereof a program of year-end cash payments to the executive officers of the Company and certain other corporate employees of the Company selected in the discretion of the Chief Executive Officer and the President. This program was instituted in 1990. Under this program (the "Year-End Additional Cash Compensation Program"), participants received a year-end cash payment from the Company, the amount of which was based upon each participant's length of service with the Company. Each participant who has been employed by the Company for more than five years received a year-end cash payment equal to 12% of his or her salary. Each participant with less than five years received year-end cash payments in graduated amounts designed to produce a cumulative 12% payment after completion of five years of service. The Company paid or accrued approximately $179,000 and $200,000 under this program in 1996 and 1995, respectively.

         In August 1996, the Company terminated the Year-End Additional Cash Compensation Program and adopted a 401(k) Plan. All employees who have completed one year of service and are at least 18 years of age are eligible to participate in the 401(k) Plan, and the Company matches 100% of employee contributions, up to 6% of each individual participant's compensation. Employees vest in the Company match based on length of service, with full vesting at 5 years of service. The Company contributed approximately $56,000 to the 401(k) Plan for the period from August 1 through December 31, 1996 and approximately $131,000 during 1997.

         The Company, in 1980, in conjunction with the adoption of the noncontributory pension plan, agreed to provide deferred compensation to Mr. MacLeod upon his retirement in recognition of his time in service with the Company, which had been significantly longer than that of the remaining employees. The Company agreed to annually accrue deferred compensation allocable to Mr. MacLeod for each year beginning in 1980. Because Mr. MacLeod was over 70 years of age upon his retirement in June 1997, the Company commenced payments of deferred compensation to him of approximately $29,000 per year, in accordance with the agreement.

         The Company currently has no other postretirement or postemployment benefits.

Stock Option Program

         Long-term incentives are presently provided through the Company's 1989 Stock Option Plan (the "1989 Plan"). The purpose of the 1989 Plan is to promote the long-term success of the Company by providing financial incentives to the directors, officers, and employees of the Company who are in positions to make significant contributions toward the success of the Company.

         Options granted under the 1989 Plan may be either incentive stock options (options that meet certain requirements of the Internal Revenue Code, thereby receiving special tax treatment) or nonqualified stock options (options that do not meet the special requirements for incentive stock options). Incentive stock options ("ISOs") may be granted only to persons who are employees of the Company, including members of the Board of Directors who are also employees of the Company. Nonqualified stock options ("NSOs") may also be granted to officers and employees of the Company.

         The 1989 Plan is currently administered by the Compensation Committee. Subject to the approval of the Board of Directors, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the number of shares for which options are granted (the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not, however, exceed $100,000, and no person shall be eligible to receive an ISO for shares in excess of such limitation), and the determination of whether an option shall be an ISO or a NSO. In addition, the 1989 Plan provides for the automatic grant of NSOs to purchase 1,250 shares of the Company's Common Stock to each non-employee director upon his or her election and each annual re-election to the Board.

         Options granted under the 1989 Plan are exercisable no later than ten years from the date of grant with the exercise price being equal to 100% of the market value on the date of grant. The 1989 Plan replaced the Key Employee Stock Option Plan adopted in 1983, as amended by the Board of Directors on February 9, 1987 (the "1983 Plan"). No further options or Stock Appreciation Rights ("SARs") may be granted under the 1983 Plan, although unexercised options previously granted under the 1983 Plan remain in full force and effect. The 1989 Plan does not provide for SARs.

         In determining the grants of stock options to officers and employees of the Company, including the executive officers other than the Chief Executive Officer, the Compensation Committee reviewed with the Chief Executive Officer, the recommended individual awards, based on the respective performance, responsibilities, and contributions of each of the individuals under consideration, and the operating performance of the Company. The Compensation Committee also considered the expected performance requirements and contributions, as well as the position level, of each of these individuals. The Chief Executive Officer and the Compensation Committee did not give consideration to current holdings of the Common Stock or options to purchase the Common Stock of the Company when making their decision regarding option awards.

Compensation to Chief Executive Officer

         Mr. McAuley has been Chief Executive Officer since January 1, 1997, and has served as President since October 1, 1995.

         Mr. McAuley's base salary for fiscal year 1997 was $302,808, as compared to $251,250 for fiscal year 1996, and $62,502 for fiscal year 1995. Under the Company's program of year-end cash payments, which was terminated in 1996, Mr. McAuley also received $17,500 in additional cash compensation for fiscal year 1996 compared to $0 for fiscal year 1995. Mr. McAuley also was awarded, during fiscal years 1997, 1996, and 1995, incentive stock options to purchase 8,750, 5,000, and 0 shares of the Company's Common Stock, respectively. See "Employment Agreements" for a description of Mr. McAuley's $100,000 commencement bonus and a 50,000 share NSO granted to Mr. McAuley upon acceptance of employment in 1995.

         The Compensation Committee considered Mr. McAuley's role as Chief Executive Officer and President during fiscal year 1997, and as President during fiscal years 1996 and 1995, and the salaries and benefits of other chief executive officers for similar companies within the industry in determining his cash compensation. The award of stock options to Mr. McAuley was made separately and was based, among other things, on competitive practice within the industry, the Committee's perception of his past and expected contributions to the Company's long-term performance, and the $100,000 ISO limitation as described above.

         Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the Company. Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the shareholders. The Compensation Committee has not and does not anticipate the need to develop a formal policy on this matter since the compensation of the Company's executive officers is clearly outside the scope of the limitations of Section 162(m).

                             COMPENSATION COMMITTEE
                           Bruce A. Morrice, Chairman
                               Homer B. Gibbs, Jr.
                               Samuel W. Kendrick
                                 James H. Nobil

SUMMARY COMPENSATION TABLE

         The following table shows the compensation for the past three years of the Chief Executive Officer and each of the four other most highly-compensated executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                         ANNUAL COMPENSATION                     COMPENSATION
                                       --------------------------------------------------------------------------------------
                                                                                                   SECURITIES
                                                                   OTHER ANNUAL       401(K)       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY        BONUS     COMPENSATION(1)   CONTRIBUTION    OPTIONS(#)    COMPENSATION
---------------------------    ----      ------        -----     ---------------   ------------    ----------    ------------
Thomas H. McAuley              1997     $302,808                     $    --       $9,500           8,750             --
President and Chief            1996      251,250          --          17,500        5,255           5,000             --
     Executive Officer (2)     1995       62,502     100,000(3)           --           --          50,000(3)(4)       --

Mary M. Thomas                 1997      174,613          --              --        9,500           7,500             --
     Executive Vice            1996      161,438          --          11,025        3,853           7,500             --
     President and Chief       1995      150,000          --          18,000           --           7,500             --
     Financial Officer

W. Benjamin Jones III          1997      145,788          --              --        8,747           7,500             --
     Executive Vice            1996      134,788          --           9,205        3,217           7,500             --
     President                 1995      125,000          --          15,000           --           7,500             --

Robert E. Mitzel               1997      145,788          --              --        8,747           7,500             --
     Executive Vice            1996      134,788          --           9,205        3,217           7,500             --
     President                 1995      125,000          --          15,000           --           7,500         19,393(5)

Donald W. MacLeod              1997       82,500          --           9,000           --           8,750         84,000(8)
     Chairman of the Board     1996      300,000          --          36,000           --          10,000         22,571(8)
                               1995      300,000          --          36,000           --           9,500         22,571(8)

-------------------

(1)      Year-End Additional Cash Compensation in lieu of pension.

(2) Mr. McAuley has served as President and Chief Operating Officer since October 1, 1995, and was named Chief Executive Officer on January 1, 1997.

(3) See "Employment Agreements" for a description of Mr. McAuley's $100,000 commencement bonus and a 50,000 share nonqualified stock option granted to Mr. McAuley upon acceptance of employment. The payment of the $100,000 commencement bonus was deferred until January 1996 but was expensed by the Company in 1995 for financial reporting purposes.

(4) Excludes a nonqualified option for 1,250 shares granted to Mr. McAuley in May 1995 upon his reelection as a non-employee director of the Company, as this was prior to Mr. McAuley's October 1, 1995 commencement of employment.

(5) Amount comprised entirely of expenses related to Mr. Mitzel's relocation from the Charlotte regional office to the Atlanta corporate office.

(6) For fiscal 1997, amount accrued pursuant to a consulting agreement effective with Mr. MacLeod's July 1, 1998 retirement from day-to-day operations, and for fiscal 1996 and 1995, amounts accrued by the Company under Mr. MacLeod's agreement relating to deferred compensation for amounts payable to him after retirement.

STOCK OPTION PLAN

         The following table sets forth (i) all individual grants of stock options made by the Company during fiscal 1997 to each of the Named Executive Officers (all of which are ISOs granted under the 1989 Plan and exercisable immediately upon grant), (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees of the Company, (iii) the exercise price and expiration date of these options, and (iv) estimated potential realizable values assuming the stock price appreciates over a ten-year term at rates of 5% and 10% compounded annually.

                          OPTION GRANTS IN FISCAL 1997

                                          INDIVIDUAL GRANTS
                            -------------------------------------------
                                                                                                    POTENTIAL REALIZABLE
                                              % OF TOTAL                                           VALUE AT ASSUMED ANNUAL
                             NUMBER OF          OPTIONS                                              RATES OF STOCK PRICE
                            SECURITIES        GRANTED TO       EXERCISE                                APPRECIATION FOR
                            UNDERLYING         EMPLOYEES       OR BASE                                    OPTION TERM
                              OPTIONS          IN FISCAL        PRICE          EXPIRATION         -------------------------
NAME                        GRANTED (#)          1997           ($/SH)            DATE               5%               10%
----                        -----------       ----------       --------        ----------         -------          --------
Thomas H. McAuley              8,750             9.72%          $11.375          1/01/07          $62,595          $158,627

Mary M. Thomas                 7,500             8.33            11.375          1/01/07           53,653           135,966

W. Benjamin Jones III          7,500             8.33            11.375          1/01/07           53,653           135,966

Robert E. Mitzel               7,500             8.33            11.375          1/01/07           53,653           135,966

Donald W. MacLeod              8,750(1)          9.72            11.375          1/01/07           62,595           158,627

----------

(1) Expired unexercised upon Mr. MacLeod's retirement from day-to-day operations on June 30, 1997.

         The following table sets forth (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during fiscal 1997 by each of the Named Executive Officers, (ii) the total number and value of all outstanding, unexercised options (all of which are exercisable) held by the Named Executive Officers as of the end of fiscal 1997, and (iii) the aggregate dollar value of all such unexercised options that are in-the-money; that is, when the fair market value of the common stock that is subject to the option exceeds the exercise price of the option.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                        AND FISCAL YEAR-END OPTION VALUES

                              NUMBER OF SHARES                           NUMBER OF         VALUE OF UNEXERCISED
                                ACQUIRED ON                         UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
        NAME                      EXERCISE        VALUE REALIZED        AT 12/31/97           AT 12/31/97 (1)
        ----                      --------        --------------        -----------           ---------------
Thomas H. McAuley                    --                 --                72,500(2)              $134,297

Mary M. Thomas                       --                 --                48,000                   63,469

W. Benjamin Jones, III               --                 --                45,918                   51,571

Robert E. Mitzel                     --                 --                46,250                   56,906

Donald W. MacLeod                37,500            $78,125                    --                       --

----------------

(1) Value based on market value of the Company's Common Stock at the date of exercise or the end of fiscal 1997 minus the exercise price

(2) Includes NSOs totaling 8,750 shares, consisting of 1,250 shares each granted during 1989 through 1995 as a non-employee director, an NSO for 50,000 shares granted upon acceptance of employment as President and Chief Operating Officer in 1995, an ISO for 5,000 shares granted in 1996 and an ISO for 8,750 shares granted in 1997.

COMPARATIVE STOCK PERFORMANCE

         The line graph below compares the cumulative total shareholder return on Common Stock of the Company for the last five fiscal years with the cumulative total return on the NAREIT All REIT Total Return Index and the S&P 500 Index over the same period. This comparison assumes that the value of the investment in the Company Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.






                                               12/31/92   12/31/93  12/31/94    12/31/95    12/31/96    12/31/97
IRT Property Company                            100.0      178.07    184.39      182.20      248.47      275.44
NAREIT ALL REIT Total Return Index (1)          100.0      118.55    119.50      141.38      191.93      228.13
S&P 500 Index                                   100.0      109.99    111.43      153.13      188.29      251.13

---------------

(1) The NAREIT All REIT Total Return Index is maintained by the National Association of Real Estate Investment Trusts. It contained 210 tax-qualified REITs with a total market capitalization of $140.5 billion as of December 31, 1997.

EMPLOYMENT AGREEMENTS

         As of November 11, 1997, the Company entered into an Amended and Restated Employment Agreement with its Mr. McAuley. This Employment Agreement provides for an initial annual salary of $306,000 with annual reviews and permits participation in all other incentive, benefit, welfare and retirement plans offered by the Company, and the use and maintenance costs of a Company automobile (or a compatible automobile allowance). It is automatically renewable each year unless sooner terminated. Following a "Change In Control" as defined therein, Mr. McAuley may, for good reason, terminate his employment and receive the sum of 2.99 times the sum of his annual base salary and his most recent bonus. Following a Change in Control and termination of employment, the Company will continue to provide benefits to Mr. McAuley for two years, consistent with the benefits he received prior to such termination.

         As of November 11, 1997, the Company also entered into Change In Control Employment Agreements with Mary M. Thomas, W. Benjamin Jones III, and Robert E. Mitzel, its three Executive Vice Presidents. These are generally similar to the Change In Control provisions contained in the President's Employment Agreement. However, Ms. Thomas' agreement, which replaces an earlier agreement, provides for payment of two times the sum of her base salary and the most recent annual bonus in the event of a Change in Control and termination of employment. The provisions of Mr. Jones and Mr. Mitzel's' agreements provide for payments of the sum of one year's salary and bonus in the event of a Change In Control and termination of employment. Benefits are payable for two years in the case of Ms. Thomas and one year in the case of each of Mr. Jones and Mr. Mitzel.

         Effective July 1, 1997, the Company entered into a consulting agreement with Mr. MacLeod, Chairman of the Company's Board of Directors, for the period July 1, 1997 through June 30, 1998. In consideration for such consulting work, Mr. MacLeod will receive $168,000. In addition, pursuant to an agreement between the Company and Mr. MacLeod, dated October 1, 1995, in the event of a "Change in Control," as defined therein, between July 1, 1997 and June 30, 1999, Mr. MacLeod will receive a $600,000 bonus.

    PROPOSAL TO ADOPT THE IRT PROPERTY COMPANY 1998 LONG-TERM INCENTIVE PLAN
                               (PROXY ITEM NO. 2)

         The Company currently maintains the IRT Property Company 1989 Stock Option Plan (the "1989 Plan"), under which stock options may be awarded to employees, officers and directors of the Company. There are currently 395,750 shares remaining available for awards under the 1989 Plan. The 1989 Plan expires May 1999. Accordingly, the Board of Directors adopted the IRT Property Company 1998 Long-Term Incentive Plan (the "Incentive Plan"), subject to approval thereof by the shareholders at the Annual Meeting. The Incentive Plan was adopted by the Board as part of an incentive program recommended by the Company's outside compensation consultant, FPL Associates. The Company has reserved 1,625,000 shares of its Common Stock for issuance in connection with options and awards under the Incentive Plan. If approved by the shareholders at the Annual Meeting, the Incentive Plan will be effective as of the date of such approval.

         A summary of the Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

         The purpose of the Incentive Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the shareholders, and by providing such persons with an incentive for outstanding performance. As of the Record Date, there were approximately 51 persons eligible to participate in the Incentive Plan.

         The Incentive Plan authorizes the granting of awards ("Awards") to employees, officers and directors of the Company or its affiliated companies in the following forms: (i) options to purchase shares of Common Stock ("Options"), which may be ISOs or NSOs, (ii) stock appreciation rights ("SARs"); (iii) performance shares ("Performance Shares"); (iv) restricted stock ("Restricted Stock"); (v) dividend equivalents ("Dividend Equivalents"); and (vi) other stock-based Awards.

         Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company. The Incentive Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the plan, and other Awards, such as Performance Shares, that are conditioned on the performance goals described in Section 13.11 of the Incentive Plan, will be excluded from the calculation of annual compensation for purposes of Code
Section 162(m) and will be fully deductible by the Company.

         Subject to adjustment as provided in the Incentive Plan, the aggregate number of shares of Common Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR or Performance Share) is 1,625,000, of which no more than 20% may be granted in the form of Restricted Stock Awards or in unrestricted stock Awards; provided that any grant of Restricted Stock in excess of 10% of such total authorized shares shall vest over a period of not less than three years. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Incentive Plan to any one participant is 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the Incentive Plan is $2,000,000.

ADMINISTRATION

         The Incentive Plan will be administered by a committee appointed by the Board of Directors of the Company, or by the Board itself (the "Committee"). The Committee has the power, authority and discretion to, among other things, designate participants; determine the type (or types) and number of Awards to be granted to each participant and the terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Incentive Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Incentive Plan.

AWARDS

         Stock Options. The Committee is authorized to grant Options, which may be ISOs or NSOs, to participants. All Options will be evidenced by a written Award Agreement (as defined in the Incentive Plan) between the Company and the participant, which will include such provisions as may be specified by the Committee. The terms of any ISO must meet the requirements of Section 422 of the Code.

         Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant in the case of any SAR related to an ISO. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

         Performance Shares. The Committee may grant Performance Shares to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of Performance Shares granted to each participant and to set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the participant.

         Restricted Stock Awards. The Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock). All awards of Restricted Stock will be evidenced by an Award Agreement.

         Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

         Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Incentive Plan, including without limitation shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified affiliated companies of the Company. The Committee will determine the terms and conditions of any such Awards.

         Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or any business unit of a specified target, or target growth in, funds from operations ("FFO"), FFO per share or net income per share or shareholder returns, or net income or earnings per share, (b) the Company's stock price or any change therein, or (c) any combination of the goals set forth in (a) through (b) above. If an Award is made on such basis, the Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)), and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         Limitations on Transfer; Beneficiaries. No unexercised or restricted Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualifying domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including any state or federal tax or securities laws or regulations applicable to transferable Awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

         Acceleration Upon Certain Events. Upon the participant's death or disability, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding Awards will lapse. Any Options or SARs will thereafter continue or lapse in accordance with the other provisions of the Incentive Plan and the Award Agreement. In the event of (i) the commencement of a public tender offer for all or any portion of the Common Stock, or (ii) a proposal to merge, consolidate or otherwise combine into and with another corporation is submitted to the shareholders of the Company for approval, or (iii) a proposal to liquidate or dissolve the Company is submitted to the shareholders of the Company for approval, or (iv) any transaction or event that would be or result in a Change in Control (as defined in the Incentive Plan), the Committee may in its sole discretion declare all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case as of such date as the Committee or the Board may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event.

         Director Grants. Annually, the Company grants each director an NSO on 1,250 shares of Common Stock. Such director grants are expected to continue.

TERMINATION AND AMENDMENT

         The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Incentive Plan without shareholder approval; provided, however, that the Board or the Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Incentive Plan may reduce or diminish the value of any Award previously granted under the Incentive Plan, determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

         Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and
(ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for the applicable long-term capital gain holding period.

         Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess (if any) of the fair market value of the Common Stock purchased at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to the provisions of Section 162(m) of the Code). Upon exercise of an ISO, the participant may be subject to alternative minimum tax on certain items of tax preference. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as an NSO.

         SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

         Performance Shares. Under present federal income tax regulations, a participant receiving Performance Shares will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Performance Shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

         Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         As of the date of this Proxy Statement, no awards had been granted under the Incentive Plan. However, the Board has authorized the grant of restricted stock awards under the Incentive Plan to Messrs. McAuley, Jones, and Mitzel, and Ms. Thomas, upon approval of the Incentive Plan by the shareholders. The following table shows the Incentive Plan awards approved by the Board for the persons and groups indicated below. Any future awards will be made at the discretion of the Committee.

-----------------------------------------------------------------------------------------------------------
                                                             Dollar Value of            No. of Shares of
                Name and Position                          Restricted Stock ($)        Restricted Stock (#)
-----------------------------------------------------------------------------------------------------------
Thomas H. McAuley                                             $  500,000(1)                    (2)
   President and Chief Executive Officer
-----------------------------------------------------------------------------------------------------------
Mary M. Thomas                                                $  250,000(1)                    (2)
   Executive Vice President and
   Chief Financial Officer
-----------------------------------------------------------------------------------------------------------
W. Benjamin Jones III                                         $  250,000(1)                    (2)
   Executive Vice President
-----------------------------------------------------------------------------------------------------------
Robert E. Mitzel                                              $  250,000(1)                    (2)
   Executive Vice President
-----------------------------------------------------------------------------------------------------------
All current executive officers, as a group                    $1,250,000(1)                    (2)
-----------------------------------------------------------------------------------------------------------
All non-executive directors, as a group                       $        0                        0
-----------------------------------------------------------------------------------------------------------
All non-executive officer employees, as a group               $        0                        0
-----------------------------------------------------------------------------------------------------------


----------------------------

(1) On a per share basis, this amount will be equal to the fair market value of the Common Stock on the date of award of the restricted stock.

(2)      To be determined on the date of award of the restricted stock.

ADDITIONAL INFORMATION

         The closing price of the Common Stock, as reported by the New York Stock Exchange on May 6, 1998 was $11.6875.

         The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Incentive Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1998 LONG-TERM INCENTIVE PLAN.

TRANSACTIONS WITH RELATED PARTIES

         During 1997, the Company paid a brokerage commission of $162,000 upon the sale of Whitehall Kent Apartments in Kent, Ohio to an entity which is indirectly owned and controlled by James H. Nobil, a director of the Company who is not standing for reelection.

INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has been appointed by the Board of Directors as the independent public accountants for the Company for fiscal year 1998. It has served as the independent public accountants for the Company since 1979.

         Representatives of the firm of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to answer questions concerning the financial affairs of the Company.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers, directors, and regular employees of the Company may solicit proxies personally or by telephone, telegraph or other means without additional compensation. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

SHAREHOLDERS' PROPOSALS

         Proposals of shareholders intended to be presented at the 1999 annual meeting of shareholders must be received at the Company's principal executive offices on or before January 15, 1999 to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

         The management of the Company does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement.

         The management of the Company urges you to attend the Annual Meeting and to vote your shares in person. Whether or not you plan to attend, please sign and promptly return your proxy. Your proxy may be revoked at any time before it is voted. Such proxy, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

                                    IRT PROPERTY COMPANY

                                    By:  W. BENJAMIN JONES III
                                         Executive Vice President

                                                                      APPENDIX A


                              IRT PROPERTY COMPANY
                          1998 LONG-TERM INCENTIVE PLAN

                                    ARTICLE I
                                     PURPOSE

         1.1 GENERAL. The purpose of the IRT Property Company 1998 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of IRT Property Company (the "Corporation"), by linking the personal interests of the Corporation's employees, officers and directors to those of Corporation shareholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                    ARTICLE 2
                                 EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the shareholders of the Corporation.

                                    ARTICLE 3
                                   DEFINITIONS

         3.1 DEFINITIONS. For purposes hereof, the singular shall include the plural and vice versa, any reference to gender shall include all genders, and the words "include", "including" and "included" shall mean including without limitation, whether by enumeration, or otherwise. The following words and phrases shall have the following meanings:

                  (a) "Affiliated Company" shall mean any corporation, partnership, limited liability company, trust and/or other entity controlled by, controlling or under common control with, the Corporation, and shall include any Subsidiary and any other such entity included in the Corporation's consolidated financial statements. Unless the context clearly requires otherwise, as used herein, the Corporation shall include all its Affiliated Companies.

                  (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (d) "Board" means the Board of Directors of the Corporation.

                  (e) "Change in Control" means and includes each of the following:

                           (1) The acquisition by any Person of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of (x) all then outstanding shares of Corporation common stock ("Outstanding Corporation Common Stock") and (y) all then outstanding securities of the Corporation entitled to vote generally in the election of directors and all outstanding securities and/or rights to acquire (whether by conversion, exchange or otherwise) voting securities of the Corporation entitled to vote generally in the election of directors (collectively with the Outstanding Corporation Common Stock, the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who was on November 1, 1997 the beneficial owner of 25% or more of the Outstanding Corporation Voting Securities, (ii) any acquisition by the Corporation, provided no Change in Control has previously occurred or would result therefrom under subsections (2) and (3) of this definition, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliated Company, or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of November 1, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 1, 1997 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation, a sale, liquidation or partial liquidation, or other disposition of all or substantially all (e.g., 50% or more) of the assets of the Corporation in one or a series of transactions, and/or any combination of the foregoing (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding

         Corporation Voting Securities immediately prior to such Business Combination beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act) the Corporation or all or substantially all (e.g., 50% or more) of the Corporation's assets either directly or through one or more subsidiaries, partnerships, limited liability companies, trusts and/or other entities or Persons) in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation or entity resulting from such Business Combination) beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation or entity except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or other governing body (including trustees and/or general partners) of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.


                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (g) "Committee" means the committee of the Board described in
         Article 4.

                  (h) "Corporation" means IRT Property Company, a Georgia corporation.

                  (i) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

                  (j) "Disability" shall mean the absence of the Participant from the Participant's duties with the Corporation on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and which physician is acceptable to the Participant or the Participant's legal representative.

                  (k) "Dividend Equivalent" means a right granted to a Participant under Article 11.

                  (l) "Effective Date" has the meaning assigned such term in
         Section 2.1.

                  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

                  (n) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price reported on such exchange's composite tape or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                  (o) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (p) "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  (q) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (r) "Option" means a right granted to a Participant under
         Article 7 of this Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (s) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

                  (t) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

                  (u) "Participant" means a person who, as an employee, officer or director of the Corporation, has been granted an Award under the Plan.

                  (v) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                  (w) "Person" shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act).

                  (x) "Plan" means the IRT Property Company 1998 Long Term Incentive Plan, as amended from time to time.

                  (y) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                  (z) "Retirement" means a Participant's termination of employment with the Corporation after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

                  (aa) "Stock" means the $1.00 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

                  (bb) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of a SAR over the grant price of the SAR with respect to one share of Stock, all as determined pursuant to Article 8.

                  (cc) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

                  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (h) Decide all other matters that must be determined in connection with an Award;

                  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (k) Amend the Plan or any Award Agreement as provided herein.

         4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,625,000, of which not more than 20% may be granted as Awards of Restricted Stock or in unrestricted Stock Awards, provided, however, that any grant of Restricted Stock in excess of 10% of such total authorized shares shall vest over a period of not less than 3 years.

         5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         5.3. STOCK DISTRIBUTED. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $2,000,000.

                                    ARTICLE 6
                                   ELIGIBILITY

         6.1. GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Corporation, Subsidiary or other Affiliated Company.

                                    ARTICLE 7
                                  STOCK OPTIONS

         7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon such factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

                  (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

         7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than 10 years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will be extended until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

                           (1) The Incentive Stock Option shall lapse as of the
                  option expiration date set forth in the Award Agreement.

                           (2) The Incentive Stock Option shall lapse 10 years
                  after it is granted, unless an earlier time is set in the Award Agreement.

                           (3) If the Participant terminates employment for any
                  reason other than as provided in paragraphs (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause or by the Participant without the consent of the Corporation, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

                           (4) If the Participant terminates employment by
                  reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

                           (5) If the Participant dies while employed, or during
                  the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with
                  Section 13.6.

                  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

                  (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative. Following death, an Incentive Stock Option may be exercised as provided in Section 7.2(c)(5) above.

                  (h) DIRECTORS AND CERTAIN OTHER PERSONS. The Committee may not grant an Incentive Stock Option to a non-employee director or to a person in his or her capacity as an employee of a "non-qualified real estate investment trust subsidiary" (as such term is used in the Code) of the Corporation (an "Ineligible Employee"). The Committee may grant an Incentive Stock Option to a director or to an Ineligible Employee who is also an employee of the Corporation, but only in that individual's position as an employee of the Corporation and not as a director or as an employee of a "non-qualified real estate investment trust subsidiary".

         7.3 STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Each director of the Corporation who is not an employee of the Corporation ("Non-Employee Director") who is elected or re-elected to the Board on or subsequent to the Effective Date of this Plan shall automatically be granted, upon each such election or re-election, a Non-Qualified Stock Option to purchase 1,250 shares of Stock. The purchase price per share for the shares of Stock covered by the Non-Qualified Stock Options granted pursuant to this Section 7.3 shall be equal to the Fair Market Value of the Stock on the date the Option is granted. Each Option granted under this Section 7.3 shall be immediately exercisable and shall terminate, unless sooner exercised, on the tenth anniversary of the date of its grant or, if earlier, the second anniversary of the optionee's death.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

         8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                  (a) RIGHT TO PAYMENT. Upon the exercise of each Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                           (1) The Fair Market Value of one share of Stock on
                  the date of exercise; over

                           (2) The grant price of the Stock Appreciation Right
                  as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

                  (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                    ARTICLE 9
                               PERFORMANCE SHARES

         9.1. GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

         9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

         9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, and/or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10
                             RESTRICTED STOCK AWARDS

         10.1. GRANT OF RESTRICTED STOCK. The Committee is authorized to make Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement.

         10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                         ARTICLE 11 DIVIDEND EQUIVALENTS

         11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

         12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                         PROVISIONS APPLICABLE TO AWARDS

         13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         13.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

         13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of 10 years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

         13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         13.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including state or federal tax or securities laws applicable to transferable Awards.

         13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal or personal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee. The Corporation shall be entitled to and may rely without further investigation upon any revocation of or change in beneficiary designation received by it, and shall have no liability therefor.

         13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         13.8 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.9. ACCELERATION OF AWARDS. The Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section
13.9. Without limiting the generality of the foregoing, in the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another corporation is submitted to the Corporation's shareholders for consideration, (iii) a proposal to liquidate or dissolve the Corporation is submitted to the shareholders of the Corporation for approval, or (iv) any transaction or event that would be or result in a Change in Control of the Corporation, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.10 EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

         13.11. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or any business unit of a specified target, or target growth in, funds from operations ("FFO"), FFO per share or net income per share or shareholder returns, or net income or earnings per share, (b) the Corporation's Stock price or any change therein of a specified target, or target growth or (c) any combination of the goals set forth in (a) through (b) above. If an Award is made on such basis, the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals shall be conditioned on the written certification by the Committee in each case that the performance goals and any other material conditions were satisfied.

         13.12. TERMINATION OF EMPLOYMENT. Military, government or other service or other leave of absence permitted by Corporation policy or the Board, shall not constitute a termination of employment. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

         13.13. LOAN PROVISIONS. With the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be made with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

         14.1. GENERAL. In the event of a stock dividend or a stock split on or in respect of the Stock, the shares of Stock then subject to each Award shall be adjusted proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through reorganization, recapitalization, reclassification, stock split-up, combination of shares, merger or consolidation or otherwise, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 15
                     AMENDMENT, MODIFICATION AND TERMINATION

         15.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the

Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without the approval of any Participant; provided, however, that, subject to the terms of the applicable award agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination and provided further that, except as otherwise permitted in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16
                               GENERAL PROVISIONS

         16.1. NO RIGHTS TO AWARDS. No Participant nor any person who may be eligible to participate hereunder shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

         16.2. NO SHAREHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award and/or to the extent the related Award expressly provides such rights.

         16.3. WITHHOLDING. The Corporation shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         16.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or Affiliated Company to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Corporation, or such Subsidiary or Affiliated Company.

         l6.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation.

         16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense (including attorneys' fees and charges) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, any contract or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

         16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation, unless provided otherwise in such other plan.

         16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Corporation.

         16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         16.10. FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         16.11. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid or issuable under the Plan or any Award. The shares paid or issuable under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable for compliance with any such exemption.

         16.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Georgia.

         16.13 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

         The foregoing is hereby acknowledged as being the IRT Property Company 1998 Long Term Incentive Plan as adopted by the Board of Directors of the Corporation as of __________, 1998.

                                    IRT PROPERTY COMPANY


                                    By:
                                         --------------------------
                                         Name:
                                         Title:

                                                                      APPENDIX B


                                     [LOGO]
PROXY FORM                   I R T PROPERTY COMPANY                   PROXY FORM
--------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR items 1 and 2.

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owners should sign.

------------------------------------------------------------------------------------------------------------------------------------
ITEM 1.  Election of Directors:            Nominees: D.W. MacLeod, T.H. McAuley, M.M. Thomas, P.L. Flinn, H.B. Gibbs, Jr.,
                                                     S.W. Kendrick and B.A. Morrice
              VOTE FOR              [ ]                     VOTE WITHHELD     [ ]  (INSTRUCTIONS:  To withhold authority to vote for
     all nominees listed above                                                     any individual nominee, write that nominee's name
      (except as marked to the                                                     in the space provided below.)
       contrary to the right)
                                                                                   -------------------------------------------------

ITEM 2.  To Approve The IRT                FOR                AGAINST            ABSTAIN
         Property Company 1998             ---                -------            -------
         Long-Term Incentive Plan.         [ ]                  [ ]                [ ]


         Please mark this box if you have any comments or          [ ]             Please mark this box if you plan to attend
         changes to names or addresses.                                            the Annual Meeting                            [ ]
------------------------------------------------------------------------------------------------------------------------------------

                                 PLEASE MARK ALL
                              CHOICES LIKE THIS [X]

SIGNATURE                         DATE
          -----------------------      ----------------

SIGNATURE                         DATE
          -----------------------      ----------------

--------------------------------------------------------------------------------
                                     [LOGO]
PROXY FORM                   I R T PROPERTY COMPANY                   PROXY FORM
--------------------------------------------------------------------------------

 Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope.

                              IRT Property Company
                  PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
  Proxy For Annual Meeting of Shareholders Solicited By The Board of Directors

The undersigned hereby appoints Thomas H. McAuley and W. Benjamin Jones III, as Proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of IRT Property Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Cobb Galleria Centre, Two Galleria Parkway, Room 105, Atlanta, Georgia 30339 on Thursday, June 18, 1998 at 10:00 A.M. local time, and any adjournments thereof (the "Meeting"), (1) as hereinafter specified upon the proposed listed on the reverse side and more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the Meeting.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


                                     - 2 -